REGISTRATION NO. 333-61610

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  _____________


                                Amendment No. 3
                                       To
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            WIZBANG TECHNOLOGIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     WASHINGTON                             4822                   912061053
(STATE OR OTHER JURISDICTION OF (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)  CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)

                      SUITE 679    185 -911 YATES STREET
                   VICTORIA, BRITISH COLUMBIA V8V 4Y9, CANADA
                                 (250) 519-0553
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

            AGENT FOR SERVICE:                              WITH A COPY TO:
      MIKE FRANKENBERGER, PRESIDENT                       JAMES L. VANDEBERG
        WIZBANG TECHNOLOGIES INC.                        OGDEN MURPHY WALLACE
    SUITE 679    185 -911 YATES STREET               #2100 - 1601 5TH AVENUE
VICTORIA, BRITISH COLUMBIA V8V 4Y9, CANADA             SEATTLE, WASHINGTON 98101
       (250) 519-0553 (250) 519-0449                        (206) 447-7000
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                          CALCULATION OF REGISTRATION FEE
-------------  ----------------  --------------------  ---------------  ------------
TITLE OF EACH                         PROPOSED            PROPOSED
  CLASS  OF         AMOUNT             MAXIMUM             MAXIMUM       AMOUNT OF
SECURITIES TO       TO BE           OFFERING PRICE        AGGREGATE     REGISTRATION
BE REGISTERED     REGISTERED           PER UNIT         OFFERING PRICE       FEE
-------------  ----------------  --------------------  ---------------  ------------
Common stock   1,600,000 shares  $0.0375 per share(1)  $     60,000.00  $      15.00
-------------  ----------------  --------------------  ---------------  ------------

(1) No exchange or over-the-counter market exists for Wizbang Technologies Inc.'s common stock. No sale of Wizbang Technologies Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on March 3, 2001, when a total of 1,600,000 shares of Wizbang Technologies Inc. common stock were sold at a price of $0.0375 per share. Wizbang Technologies Inc. believes this transaction supports a bona fide estimate of $0.0375 per share as the maximum offering price solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAW TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.



                                   PROSPECTUS
                                  August 16, 2001


                            WIZBANG TECHNOLOGIES INC.

                      SUITE 679    185 -911 YATES STREET
                   VICTORIA, BRITISH COLUMBIA V8V 4Y9, CANADA
                                 (250) 519-0553

                        1,600,000 Shares of Common Stock
                       to be sold by current shareholders

- This is the resale of common stock of Wizbang Technologies Inc., by selling shareholders
- No public market currently exists for shares of Wizbang Technologies Inc.'s common stock.
- None of the proceeds from the sale of stock in this offering will be available to Wizbang Technologies Inc.
- The price of the shares will be determined through negotiations between the buyers and sellers.

  This is not an underwritten offering, and Wizbang Technologies Inc.'s stock is not listed on any national securities exchange or the NASDAQ Stock Market.

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 1.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                Table Of Contents

Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Selling Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Description of Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
Interests of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . . . . . .   11
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Description of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Market Price of and Dividends on Capital Stock and Other Stockholder Matters. . . . .   17
Selected Financial Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Management's Discussion and Analysis of Financial Condition and Results of Operations   18
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.   20
Directors and Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Security Ownership of Certain Beneficial Owners and Management. . . . . . . . . . . .   22
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . . .   22
Disclosure of Commission Position on Indemnification for Securities Act Liabilities .   23
Index to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

                                  RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Wizbang Technologies Inc. Investing in Wizbang Technologies Inc.'s common stock involves a high degree of risk.

YOU MAY BE UNABLE TO EFFECTIVELY EVALUATE WIZBANG TECHNOLOGIES INC. FOR INVESTMENT PURPOSES, BECAUSE IT HAS NO OPERATING HISTORY AND ITS BUSINESS MODEL IS UNPROVEN. WIZBANG TECHNOLOGIES INC. IS IN ITS EARLIEST STAGES OF DEVELOPMENT AND MAY NEVER BECOME PROFITABLE

Wizbang Technologies Inc. is in the extreme early stages of development and could fail before implementing its business plan. It must be regarded as a "start up" venture that will incur net losses for the foreseeable future. As a result of Wizbang Technologies Inc.'s limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Wizbang Technologies Inc has no current operations, employees, history of earnings or profits, its revenue and income potential is unproved, and its business model is still emerging. In addition it faces unforeseen costs, expenses, problems and difficulties that could easily prevent it from ever becoming profitable.

FAILURE TO OBTAIN SUFFICIENT CUSTOMERS FOR THE RECORDING TECHNOLOGY APPLICATION WOULD PREVENT WIZBANG TECHNOLOGIES INC. FROM IMPLEMENTING ITS BUSINESS PLAN, AND COULD CAUSE ITS STOCK TO BE WORTHLESS.

Wizbang Technologies Inc. has licensed a product line consisting of high-tech instruments that are used to record information transferred from distant sources like aircraft and satellites. Simply put the recorders are high speed tape recorders that are capable of recording information relayed by several types of satellites and aircraft. The recorder operates basically the same as a VCR with all the same play, fast forward, rewind, etc. functions. Failure to obtain sufficient customers for the recording technology application would prevent Wizbang Technologies Inc. from implementing its business plan, and could cause its stock to be worthless. Wizbang Technologies Inc.'s products compete against those of other established companies, some of which have greater financial, marketing and other resources than those of Wizbang Technologies Inc. These competitors may be able to institute and sustain price wars, or develop products that could perform similar to or better than the Reach Technologies Inc. licensed product line, resulting in a reduction of Wizbang Technologies Inc.'s share of the market and limiting or eliminating the profitability. In addition, there are no significant barriers to new competitors entering the market place.

INCREASES IN THE REACH TECHNOLOGIES INC. LICENSED PRODUCT LINE PRICES COULD DESTROY WIZBANG TECHNOLOGIES INC.'S POTENTIAL FOR FUTURE PROFITABILITY

Any material price increases by Reach Technologies Inc. could decrease or eliminate Wizbang Technologies Inc.'s potential profitability. Reach Technologies Inc. has the right to increase the Reach Technologies Inc. licensed product line prices on 30 days notice.

INTERRUPTIONS TO WIZBANG TECHNOLOGIES INC.'S ARRANGEMENTS WITH ITS SUPPLIER MAY HAVE AN ADVERSE EFFECT ON ITS ABILITY TO OPERATE

If Wizbang Technologies Inc.'s supplier were to become bankrupt, Wizbang Technologies Inc. would lose access to its manufacturing source, and its license would become meaningless. Any termination or impairment of Wizbang Technologies Inc.'s license rights and access to products would prevent Wizbang Technologies Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

WIZBANG TECHNOLOGIES INC. MAY DILUTE EXISTING SHAREHOLDERS BY COMPENSATING SERVICE PROVIDERS BY ISSUING STOCK

Wizbang Technologies Inc. might seek to compensate providers of services by issuance of stock in lieu of cash. Any such stock issuance would dilute ownership interests of shareholders. For example, it is possible that Wizbang Technologies Inc. would grant stock to compensate its marketing and sales personnel with stock options. Irrespective of whether Wizbang Technologies Inc.'s cash assets prove to be inadequate to meet its operational needs, Wizbang Technologies Inc. might seek to compensate providers of services by issuance of stock in lieu of cash, which again would dilute ownership interests of shareholders.

WIZBANG TECHNOLOGIES INC.'S SIGNIFICANT SHAREHOLDER COULD SELL HIS CONTROL BLOCK TO AN OUTSIDE PARTY RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS

Wizbang Technologies Inc.'s significant shareholder, Mike Frankenberger, could sell his control block to an outside party resulting in a majority of the voting power being transferred to the purchaser(s). The result could be that new shareholder(s) would control Wizbang Technologies Inc. and persons unknown could replace Wizbang Technologies Inc.'s management. It is uncertain whether any such replacements would continue to implement Wizbang Technologies Inc.'s current business plan.

HEAVY DEPENDENCE ON ONE INDIVIDUAL WHO HAS LITTLE MARKETING EXPERIENCE COULD RESULT IN DELAYS OR BUSINESS FAILURE

Because of lack of marketing experience, Wizbang Technologies Inc. may overestimate the marketability of the Reach Technologies Inc. licensed product line and may underestimate the costs and difficulties associated with selling and distributing the Reach Technologies Inc. licensed product line. Any such unanticipated costs or difficulties could prevent Wizbang Technologies Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock. Mr. Frankenberger has no experience in implementing an extensive sales campaign for the Reach Technologies Inc. licensed product line. Mr. Frankenberger is not a sales or marketing professional by trade.

PURCHASERS MUST RELY ON MR. FRANKENBERGER'S ABILITIES FOR ALL DECISIONS AS CONTROLS THE MAJORITY OF THE STOCK. WIZBANG TECHNOLOGIES INC. HAS NO EMPLOYMENT AGREEMENT WITH MR. FRANKENBERGER AND HE SPENDS ONLY PART-TIME ON ITS BUSINESS. HIS LEAVING MAY ADVERSELY AFFECT WIZBANG TECHNOLOGIES INC.'S ABILITY TO OPERATE

Mr. Frankenberger is serving as Wizbang Technologies Inc.'s sole officer and director. Wizbang Technologies Inc. will be heavily dependent upon Mr. Frankenberger's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Wizbang Technologies Inc. does not have an employment agreement with Mr. Frankenberger and as a result, he may not continue to manage its affairs in the future. Nor has Wizbang Technologies Inc. obtained a key man life insurance policy on Mr. Frankenberger. Wizbang Technologies Inc. could lose the services of Mr. Frankenberger, or Mr. Frankenberger could decide to join a competitor or otherwise compete directly or indirectly with Wizbang Technologies Inc., which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Frankenberger would be difficult to replace.

WIZBANG TECHNOLOGIES INC. MAY CONSIDER BUSINESS COMBINATIONS RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS

Wizbang Technologies Inc. may make investments in or acquire complementary products, technologies and businesses, or a business completely unrelated to Wizbang Technologies Inc.'s current business plan. Acquisition of a completely unrelated business would result in a change of business not contemplated by existing shareholders. Wizbang Technologies Inc. may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the investor(s). The result could be that new shareholder(s) would control Wizbang Technologies Inc. and persons unknown could replace Wizbang Technologies Inc.'s management. It is uncertain whether any such replacements would continue to implement Wizbang Technologies Inc.'s current business plan and in any event may result in a new management team not considered by existing shareholders. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Wizbang Technologies IncWizbang Technologies Inc. has had no discussions with third parties regarding business opportunities and there currently are no business acquisitions that are probable.

POTENTIAL BUSINESS COMBINATIONS COULD BE DIFFICULT TO INTEGRATE AND DISRUPT BUSINESS.

If Wizbang Technologies Inc. acquires a company; it could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. Wizbang Technologies Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operation losses (if any) of a business entity that is acquired. In addition, the key personnel of the acquired company may decide not to work for Wizbang Technologies Inc. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could increase Wizbang Technologies Inc.'s operating costs.

CONFLICTS OF INTEREST BETWEEN WIZBANG TECHNOLOGIES INC.'S SIGNIFICANT SHAREHOLDER AND THE COMPANY COULD RESULT IN ADVERSE TREATMENT

Mike Frankenberger, Wizbang Technologies Inc's majority shareholder is a one-third owner in Reach Technologies, the licensor of the technology, which forms the basis of Wizbang Technologies Inc's business plan. As a result, Mr. Frankenberger has a potential conflict of interest between his investment and role in Wizbang Technologies Inc. and his investment in Reach Technologies, which may result in Mr. Frankenberger making decisions which may be more favorable to Reach Technologies than to Wizbang Technologies IncThere is no procedure in place, which would allow Mr. Frankenberger to resolve potential conflicts in an arms-length fashion. Any adverse decisions could limit or eliminate Wizbang Technologies Inc.'s profitability.

IF WIZBANG TECHNOLOGIES INC. DOES NOT BECOME PROFITABLE, IT MAY BE UNABLE TO RENEW ITS REACH TECHNOLOGIES INC. LICENSE, WHICH WOULD ELIMINATE ITS SOLE PRODUCT LINE

If Wizbang Technologies Inc. does not become profitable; it may be unable to maintain its Reach Technologies Inc. License, which would eliminate its sole product line. If Wizbang Technologies Inc. does achieve profitability, it cannot be certain that it will sustain or increase it. An investor in Wizbang Technologies Inc.'s common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. Wizbang Technologies Inc.'s ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:
-     identifying  prospective  purchasers,
-     marketing  to  prospective  purchasers, and
-     initial  product  discounts,  if  any.

SIGNIFICANT INCREASES IN OPERATION EXPENDITURES MAY PREVENT WIZBANG TECHNOLOGIES INC. FROM ACHIEVING PROFITABILITY AND COULD RESULT IN BUSINESS FAILURE

Wizbang Technologies Inc. expects to significantly increase its operating expenses in order to market and distribute the Reach Technologies Inc. licensed product line. In addition, Reach Technologies Inc. has the right to increase its prices to Wizbang Technologies Inc. on 30 days notice. As a result it may not generate enough revenue to achieve profitability.

WIZBANG TECHNOLOGIES INC. MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING IF NEEDED FOR ITS BUSINESS AND IN THE EVENT OF A BANKRUPTCY SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT

Wizbang Technologies Inc.'s ultimate success may depend on its ability to raise additional capital. Failure to raise the necessary funds in a timely fashion will severely limit Wizbang Technologies Inc.'s operations and it would be unable to implement its business plan. If Wizbang Technologies Inc. raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. In the event of a bankruptcy in either case, shareholders could loose their entire investments as a result of the senior preferences or privileges. No commitments to provide additional funds have been made by management or other shareholders. Wizbang Technologies Inc. has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, Wizbang Technologies Inc. may not able to source funds that can be obtained on terms acceptable to it.

WIZBANG TECHNOLOGIES INC.'S AUDITORS HAVE EXPRESSED THAT THERE IS SUBSTANTIAL DOUBT REGARDING WIZBANG TECHNOLOGIES INC.'S ABILITY TO CONTINUE AS A GOING CONCERN AND THEREFORE INVESTORS COULD LOOSE THEIR ENTIRE INVESTMENT.

Wizbang Technologies Inc.'s auditors have expressed that there is substantial doubt regarding Wizbang Technologies Inc.'s ability to continue as a going concern. Wizbang Technologies Inc. has not generated any revenues or conducted any operations since inception. The ability of Wizbang Technologies Inc. to achieve success with respect to its planned principal business activity is dependent upon its successful efforts to attain profitable operations. Wizbang Technologies Inc. may not be able to sell any of its products at a profit. There is therefore substantial doubt regarding Wizbang Technologies Inc.'s ability to continue as a going concern.

WIZBANG TECHNOLOGIES INC. COMMON STOCK HAS NO PRIOR MARKET AND STEPS HAVE NOT BEEN TAKEN TO HAVE ITS COMMON STOCK LISTED ON THE NASD OVER-THE-COUNTER BULLETIN BOARD. THERE ARE NO IMMEDIATE PLANS TO DO SO. FURHTERMORE WIZBANG TECHNOLOGIES INC. MAY NEVER RECEIVE APPROVAL FOR LISTING AND ACCORDINGLY PRICES MAY DECLINE AFTER THE OFFERING AND SHAREHOLDERS MAY HAVE DIFFICULTY SELLING THEIR SHARES

There is no public market for Wizbang Technologies Inc.'s common stock and no market may develop that would allow any shareholder to be able to liquidate his investment without considerable delay, if at all. Wizbang Technologies Inc. has not taken any steps to have its shares listed on the NASD over-the-counter bulletin board and has no immediate plans to do so. Although Wizbang Technologies Inc. intends to apply to have its shares traded on the NASD over-the-counter bulletin board shortly after it has a sufficient number of shareholders to interest a market maker in making a market in its securities there is no guarantee that this will occur. The trading market price of Wizbang Technologies Inc.'s common stock may therefore decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Wizbang Technologies Inc.'s common stock may not develop or be sustained. All of Wizbang Technologies Inc.'s outstanding shares, except for those of Mike Frankenberger's, are being registered for sale pursuant to this offering. If Wizbang Technologies Inc.'s selling stockholders sell substantial amounts of common stock in the public market, the market price of Wizbang Technologies Inc.'s common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Wizbang Technologies Inc.'s securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Wizbang Technologies Inc.'s common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Wizbang Technologies Inc. stock.

EVEN IF WIZBANG TECHNOLOGIES INC. IS APPROVED FOR QUOTATION BY A MARKET MAKER THROUGH THE NASD OVER-THE-COUNTER BULLETIN BOARD, INVESTORS MAY FACE DIFFICULTY SELLING THEIR SHARES.

Even if Wizbang Technologies Inc. is approved for quotation by a marketmaker through the NASD over-the-counter bulletin board, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. Investors may therefore have difficulty selling their shares.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF WIZBANG TECHNOLOGIES INC. STOCK DUE TO STATE BLUE SKY LAWS

Because Wizbang Technologies Inc.'s securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Wizbang Technologies Inc.'s securities. Investors may be unable to sell their stock in Wizbang Technologies Inc. Accordingly, investors should consider the secondary market for Wizbang Technologies Inc.'s securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF WIZBANG TECHNOLOGIES INC. STOCK DUE TO FEDERAL PENNY STOCK REGULATIONS

Because Wizbang Technologies Inc.'s securities will constitute "penny stock" within the meaning of the rules may affect the ability of owners of Wizbang Technologies Inc.'s shares to resell their securities . The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6,
15g-7, and 15g-9 under the Securities and Exchange Act of 1934. The rules require broker-dealers to make certain disclosures regarding penny stocks to potential buyers, and make a determination based upon information provided by the potential buyer about such buyer's suitability for investing in penny stocks. Because Wizbang Technologies Inc.'s securities will constitute "penny stock" within the meaning of the rules, the rules would apply to Wizbang Technologies Inc. and its securities and there may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF WIZBANG TECHNOLOGIES INC. STOCK DUE TO THE WAY IN WHICH STOCK TRADES ARE HANDLED BY BROKER-DEALERS

Because of large broker-dealer spreads, investors may be unable to sell the stock immediately back to the broker-dealer at the same price the broker-dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. The market among broker-dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE WHICH MAY CAUSE INVESTORS TO LOSE THEIR INVESTMENT

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse which could cause investors to lose their entire investment. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

OTHER  RISKS

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN

This prospectus contains forward-looking statements that involve risks and uncertainties. Wizbang Technologies Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Wizbang Technologies Inc. described in "Risk Factors" and elsewhere in this prospectus. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 USE OF PROCEEDS

This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Because this prospectus is solely for the purpose of selling shareholders, Wizbang Technologies Inc. will not receive any proceeds from the sale of stock being offered. Proceeds from the original offering of $60,000 were raised for the purpose of providing working capital.

                         DETERMINATION OF OFFERING PRICE

This offering is solely for the purpose of allowing Wizbang Technologies Inc.'s shareholders to sell their stock. The selling shareholders may sell their shares when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. As the market develops, the selling shareholders will determine the price for the stock. Wizbang Technologies Inc. has 10,100,000 shares of common stock issued and outstanding, of which 8,500,000 shares were issued on September 22, 2000 at $0.002 per share, and 1,600,000 shares were issued on March 3, 2001. All stock was issued based on a valuation by the Board of Directors. No sale of Wizbang Technologies Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on March 3, 2001, when a total of 1,600,000 shares of Wizbang Technologies Inc. common stock were sold at a price of $0.0375 per share.

                                    DILUTION

This offering is for sales of stock by existing Wizbang Technologies Inc. shareholders on a continuous or delayed basis in the future. Sales of common stock by shareholders will not result in any substantial change to the net tangible book value per share before and after the distribution of shares by the selling shareholders. There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of Wizbang Technologies Inc.'s shares may not bear any rational relationship to net tangible book value per share.


                              SELLING SHAREHOLDERS

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering. Other than as disclosed below, no selling shareholder holds or has held during the past three years any position, office, or other material relationship with Wizbang Technologies Inc.

                    Position  Number of   % of    Number of  Number of     % of
Name                  with     Shares    Shares    Shares     Shares      Shares
                    Company     Owned     Owned    Offered     After       Owned
                                                               Sale1    After Sale
------------------  --------  ---------  -------  ---------  ---------  -----------
Bolina Investments  None        400,000       4%    400,000          0           0%
Limited
Decuma Corporation  None        400,000       4%    400,000          0           0%
Clavie Corporation  None        400,000       4%    400,000          0           0%
OPUS 1 Corporation  None        400,000       4%    400,000          0           0%

1     This table assumes that each of the above named shareholders will sell all of its  shares  available  for  sale  during  the  effectiveness  of  the registration statement  that  includes  this  prospectus.  Shareholders are not required to sell their  shares.  See  "Plan  of  Distribution."


The natural persons controlling these corporations are:

Name                                   Sole Shareholder and Director
Bolina Investments Limited                    Nicolas Keeling
Decuma Corporation                            Brendan Murphy
Clavie Corporation                       Christopher Keightly-Pugh
OPUS 1 Corporation                             Yvette White


                              PLAN OF DISTRIBUTION

This is not an underwritten offering. This prospectus is part of a registration statement that permits selling shareholders to sell their shares on a continuous or delayed basis in the future. Selling shareholders may sell their shares to the public when the registration statement becomes effective, or they may elect to sell some or all of their shares at a later date. Wizbang Technologies Inc. has not committed to keep the registration statement effective for any set period of time.

While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if Wizbang Technologies Inc.'s stock is authorized for inclusion on the NASD over-the-counter bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction. The selling shareholders have not entered into any arrangements, or understandings with any brokers or dealers to facilitate the sale of Wizbang Technologies Inc.'s stock.

No public market currently exists for shares of Wizbang Technologies Inc.'s common stock. Wizbang Technologies Inc. intends to apply to have its shares traded on the NASD over-the-counter bulletin board under the symbol "WIZB". Wizbang Technologies Inc. has not taken any actions to have its shares traded on the NASD over-the-counter bulletin board. Wizbang Technologies Inc. intends to apply to have its shares traded on the NASD over-the-counter bulletin board immediately after it has met the listing standards for the NASD over-the-counter bulletin board as set out by the National Association of Stock Dealers. In the case of Wizbang Technologies Inc. these listing standards are:

-     An  effective  Registration  Statement  Under  The  Securities Act of 1933
- To remain current with its quarterly and annual report filings with the Securities and Exchange Commission
-     At  least  one  market  maker  to  make  a  market  in  its  securities

Other than to remain current with its quarterly and annual report filings, Wizbang Technologies Inc. needs to achieve a sufficient number of shareholders to interest a market maker in making a market in its securities. There is no minimum number of shareholders required for a stock to trade on the NASD over-the-counter Bulleting Board. Wizbang Technologies Inc. anticipates that a registered offering by its selling shareholders may result in its stock being held by enough shareholders to interest a market maker to make a market in trading Wizbang Technologies Inc's stock.

                          DESCRIPTION OF CAPITAL STOCK

Wizbang Technologies Inc.'s authorized capital consists of 100,000,000 shares of common stock, par value $.0001 per share and 20,000,000 of preferred stock, par value $.0001 per share. Immediately prior to this offering, 10,100,000 common shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Wizbang Technologies Inc.'s common stock.

Because the holders of shares of Wizbang Technologies Inc.'s common stock do not have cumulative voting rights, the holders of more than 50% of Wizbang Technologies Inc.'s outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Wizbang Technologies Inc.'s directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Wizbang Technologies Inc., holders are entitled to receive, ratably, the net assets of Wizbang Technologies Inc. available to shareholders after payment of all creditors.

To the extent that additional shares of Wizbang Technologies Inc.'s common stock are issued, the relative interests of existing shareholders may be diluted.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL


Neither Manning Elliot Chartered Accountants (Auditors) or Ogden Murphy Wallace (Legal Counsel) was employed on a contingent basis in connection with the registration or offering of Wizbang Technologies Inc.'s common stock.

                             DESCRIPTION OF BUSINESS

GENERAL

Wizbang Technologies Inc. was incorporated under the laws of the State of Washington on September 22, 2000, and is in its early developmental and promotional stages. To date, Wizbang Technologies Inc.'s only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Wizbang Technologies Inc. has not commenced commercial operations. Wizbang Technologies Inc. has no full time employees and owns no real estate.

PRODUCT  DESCRIPTION


Wizbang Technologies Inc.'s principal asset is a license to distribute various high-tech products that are used to record information transferred from distant sources like aircraft and satellites. Simply put the recorders are high speed tape recorders that are capable of recording information relayed by several types of satellites and aircraft. Some of the data that can be recorded include fuel consumption, engine rotation per minute, time, pictures recorded by cameras, load stresses recorded by sensors and the status of various equipment on the craft such as batteries or radar. The recorder operates basically the same as a VCR with all the same play, fast-forward, rewind, record, scheduled operation, and other similar functions. The recorded information is used by developers of aircraft and spacecraft to make informed design decisions during the development process. For example, developers use engine rotation per minute information in conjunction with fuel consumption to make engine design modifications in aircraft. The licensed product line consists of recorders capable of recording at speeds up to 40 Megabits per second and the market for the product is limited to those craft that send information at rates equal to or less than that speed. The recorders are configured for both laboratory and onsite use. Models consist of laboratory, rack mount and portable versions.


THE  LICENSE

On September 22, 2000, Wizbang Technologies Inc. acquired from Reach Technologies Inc. the rights to distribute the Reach Technologies Inc. recorder product line for the purpose of selling the product in the marketplace. Wizbang Technologies Inc., which at the time was owned by Wizbang Technologies Inc.'s president, Mike Frankenberger, a one third shareholder in Reach Technologies Inc., paid $16,000 for the license. The price for the license was determined through arms length negotiation between Mr. Frankenberger and two controlling shareholders of Reach Technologies Inc. Those two shareholders are not related to Mr. Frankenberger. Reach Technologies Inc. manufactures all of the products that Wizbang Technologies Inc. sells.

Under its license with Reach Technologies Inc., Wizbang Technologies Inc. has the exclusive right to distribute and market the Reach Technologies Inc. licensed product line in North Dakota, South Dakota, Nebraska, Kansas, Montana, Wyoming, and Colorado for an initial period beginning September 22, 2000, expiring September 30, 2004. The current price to Wizbang Technologies Inc. for the product line is as follows:

PRODUCT                         MODEL NUMBER  WHOLESALE
                                              PRICE
                                              (US DOLLARS)
------------------------------  ------------  -------------

DIGITAL DATA RECORDER
(LABORATORY)
10 Mbps DDR Base                DDR-10-L      $       9,100
20 Mbps DDR Base                DDR-20-L      $      11,200
40 Mbps DDR Base                DDR-40-L      $      14,000

DIGITAL DATA RECORDER
(PORTABLE)
10 Mbps DDR Base                DDR-10-P      $      11,900
20 Mbps DDR Base                DDR-20-P      $      14,000
40 Mbps DDR Base                DDR-40-P      $      16,800

DIGITAL DATA RECORDER
(RACKMOUNT)
10 Mbps DDR Base                DDR-10-R      $       9,800
20 Mbps DDR Base                DDR-20-R      $      11,900
40 Mbps DDR Base                DDR-40-R      $      14,700

DIGITAL DATA RECORDER
(OPTIONS)
IRIG-B Time Code Input/Output   DDR-IRIG-B    $       2,700
IRIG-A/B Time Code
Input/Output                    DDR-IRIG-AB   $       3,150
Software Development Kit        DDR-SDK       $       1,000

DIGITAL DATA RECORDER
(TRANSPORTS)
DAT [12 GByte/8 Mbps]           DDR-DAT       $       1,300
DAT Transport Software          DDR-DAT-SW    $         900
Exabyte [7 GByte/8 Mbps]        DDR-EXA       $       1,620
Exabyte Transport Software      DDR-EXA-SW    $         900
DLT [35 Gbyte/40 Mbps]          DDR-DLT       $       6,500
DLT Transport Software          DDR-DLT-SW    $       1,800
Disk [9 Gbyte / 40 Mbps]        DDR-Disk-9    $       1,080
Disk [18 Gbyte / 40 Mbps]       DDR-Disk-18   $       1,530
Disk Transport Software         DDR-Disk-SW   $         900

Reach  Technologies  Inc.  may  change  the  price  on  30  days'  notice.

The license agreement may be renewed by mutual agreement between Wizbang Technologies Inc. and Reach Technologies Inc. for additional three-year periods. The agreement may be terminated by Wizbang Technologies Inc. at any time upon notice to Reach Technologies Inc., and by Reach Technologies Inc. for cause, which includes breach of the agreement; the bankruptcy or insolvency of Wizbang Technologies Inc.; or the conviction of Wizbang Technologies Inc., its officers or directors, of any crime involving moral turpitude.

BACKGROUND  TO  DEVELOPMENT  OF  THE  PRODUCT

Reach Technologies Inc. began developing its recorder product line in 1993. These recorders are used in satellite ground station development and operations as well as aircraft testing. These products, to be sold by Wizbang Technologies Inc., provide low cost portable data recording and playback to the satellite and aircraft industries. The products do this by relying on high performance personal computers, advanced digital tape and modern hard disk technology, custom hardware developments and innovative ways to provide real-time data handling capabilities to the non real-time Microsoft Windows 98 environment and in the Windows NT environment. The fastest product is in a range that satisfies the needs of many existing satellite systems.

The fields of science and technology that are involved in the technology include:
-     Digital  data  recording  devices;
-     Computer  software  (real-time systems and graphical user interfaces); and
-     Custom  and  off  the  shelf  computer  hardware.

The technology is proprietary and not patented. The technology behind the licensed product line was developed when Reach Technologies realized that many data recorder products were not user friendly and did not support commercially available off the shelf disk and tape transports. This meant that competitors had high life cycle costs as a result of expensive media, increased maintenance, and calibration requirements. By supporting commercially available off the shelf replacement parts the product line was able to gain a competitive edge against long established competitors in the industry. All the recorders share the same architecture and support the same transport devices. The difference between models is in the maximum sustainable speed for recording and playback of data.

ABOUT  THE  PRODUCT

Wizbang Technologies Inc. feels that the recorders' competitive advantage over other products are its relatively low price and its use of commercially available off the shelf replacement parts that are easily replaced when worn out and covered by reputable manufactures warranties.

The recorders are designed for recording data at rates from 0 to 40 Mbps. The recorders are used to record and play data. The recorders feature a design that supports the generation, manipulation, and analysis of data. Features, like scheduled operation and flexible Input/Output make the recorder ideal for operational data collection systems and for system development. The recorder is based on the standard Intel PC platform running either Windows 98, Windows 2000 or Windows NT.

The recorder supports commercially available off the shelf disk and tape transports with small computer system interfaces. The use of commercially available off the shelf components provides low life cycle costs as a result of inexpensive media, reduced maintenance, and no calibration requirements. Selection of the recording media is based on the maximum data rate, recording duration, and cost considerations.

SHORT-TERM  PLAN  OF  OPERATION  FOR  THE  PERIOD  ENDING  MAY  31,  2002

The initial step that Wizbang Technologies Inc. plans to take is to identify target companies and develop a sales force to approach these companies. Wizbang Technologies Inc. estimates the total cost of a market analysis and developing a sales force, assuming difficulty in gathering information and other unforeseen difficulties, would not exceed $20,000. Wizbang Technologies Inc. estimates that it will take about five months to complete its market analysis at which time it will begin its search for sales staff. The market for the product includes aircraft and spacecraft manufacturers, both private and government, involved in both military and nonmilitary applications and it is anticipated that these will be the focus of selling efforts. Once target companies are identified, Wizbang Technologies Inc. will begin marketing the product. It will be difficult for a small entrant into this market to gain market share given the complexity of the industry and potential competition, however Wizbang Technologies Inc. believes that the licensed product line can be successfully sold into the marketplace. In general competitors do not support commercially available off the shelf components and as a result their products are expensive to manufacture and support. Wizbang Technologies Inc.'s licensed product line is less expensive to manufacture and support. The product line is also priced less than its competitors. Wizbang Technologies Inc. believes that with a marketing budget and with quality product and people it will be able to successfully compete with larger more established companies and gain market share. The data recorders will be manufactured by Reach Technologies Inc.

Reach Technologies Inc. has indicated that experience shows the typical sales cycle for the product is 6 to 8 months from lead generation to order. Because the sales cycle is typically long and the offering under this prospectus is solely for selling shareholders, Wizbang Technologies Inc. may need to raise funds to develop its license rights. By raising additional funds through the sale of common stock or securities convertible into common stock, the ownership interest of holders of existing shares of Wizbang Technologies Inc.'s common stock will be diluted.

Although the product offers low life cycle costs as a result of inexpensive media, reduced maintenance, and no calibration requirements, there is no guarantee that the marketplace will conclude that reduced costs are worth not dealing with established companies already in the marketplace. Wizbang Technologies Inc. recognizes this fact. To address this possibility, Wizbang
Technologies Inc. does not discount other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations. Wizbang Technologies Inc.'s officer and director, Mike Frankenberger, may devote a portion of the time he devotes to Wizbang Technologies Inc. evaluating business opportunities that may be available. Wizbang Technologies Inc. has had no discussions with any third parties regarding business opportunities. Any asset acquisition or business combination would likely include the issuance of a significant amount of Wizbang Technologies Inc.'s common stock, which would dilute the ownership interest of holders of existing shares of Wizbang Technologies Inc.'s common stock.

INDUSTRY  CONDITIONS  AND  COMPETITION


Wizbang Technologies Inc. is currently aware several products that compete directly in its primary target market but is unaware of any other product that uses a standard PC platform running Windows to implement the recorder. It is possible that one of these existing established competitors or another company could develop a similar product that uses a standard PC platform running Windows to implement the recorder to compete directly with Wizbang Technologies Inc.'s product. Wizbang Technologies Inc. may therefore have to compete with a similar product offering in the future. Wizbang Technologies Inc. believes that its current product has a better hardware design and a much superior software design and therefore an overall far superior system design than any existing competitive products and although the product offers low life cycle costs as a result of, reduced maintenance, and no calibration requirements, the marketplace may not conclude that reduced costs are worth not dealing with established companies already in the marketplace. Some of these established competitors like TEAC, Sony, Metrum Datatape and Racal Recorders are large and well capitalized. Wizbang Technologies Inc. does not know what sort of market share is held by its competitors. Wizbang Technologies Inc. does not yet know whether the sale of the product will result in profitability.


EMPLOYEES

Wizbang Technologies Inc. is a development stage company and currently has no employees. Wizbang Technologies Inc. is currently managed by Mike
Frankenberger, its only officer and director and a one third owner in Reach Technologies (the "Licensor"). Wizbang Technologies Inc. looks to Mr. Frankenberger for his entrepreneurial and financial skills and talents. His experience includes working with Reach Technologies Inc. since its inception in 1993. He has extensive financial experience, covering a broad spectrum of businesses. His experience includes working as chief financial officer for an Internet service provider and most recently as the as the chief financial officer of a small regional telecommunications company.

Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Once Wizbang Technologies Inc. completes its marketing plan, its priority will shift to implementing that plan. The marketing plan would focus on two major goals: identifying the most likely prospects for installing the recorders and retaining one or more qualified individuals to market product to those prospects. Wizbang Technologies Inc. would hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Wizbang Technologies Inc., which would dilute the ownership interest of holders of existing shares of Wizbang Technologies Inc.'s common stock.


AVAILABLE  INFORMATION

Wizbang Technologies Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are parts of the registration statement. For further information with respect to Wizbang Technologies Inc. and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Wizbang Technologies Inc. files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New

York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Wizbang Technologies Inc.'s filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, Wizbang Technologies Inc. will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

                             DESCRIPTION OF PROPERTY

Wizbang Technologies Inc. currently maintains limited office space, occupied by Mr. Frankenberger, for which it pays no rent. Its address is Suite 679, 185 - 911 Yates Street Victoria, British Columbia V8V 4Y9, Canada., and its phone number is ((250) 519-0553. The office space is owned by the wife of a director of Reach Technologies Inc. Wizbang Technologies Inc. does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented, at which time it may need office facilities. It is intended that any such facilities would be located in Blaine or Ferndale, Washington.


                                LEGAL PROCEEDINGS

Wizbang Technologies Inc. is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Wizbang Technologies Inc. or its property contemplated by any governmental authority.

                    MARKET PRICE OF AND DIVIDENDS ON CAPITAL
                       STOCK AND OTHER SHAREHOLDER MATTERS

No established public trading market exists for Wizbang Technologies Inc.'s securities. Wizbang Technologies Inc. has no common equity subject to outstanding purchase options or warrants. Wizbang Technologies Inc. has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that, except for this offering, Wizbang Technologies Inc. has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Wizbang Technologies IncThe principal operations of Wizbang Technologies Inc. have not yet commenced.

Wizbang Technologies Inc. has 10,100,000 shares of common stock issued and outstanding, of which 8,500,000 shares were issued on September 22, 2000 at $0.002 per share, 1,600,000 shares were issued on March 3, 2001 at $0.0375 per share. All stock was issued based on a valuation by the Board of Directors.

No sale of Wizbang Technologies Inc.'s common stock has ever been sold from one investor to another and the last issue of stock from treasury occurred on March 3, 2001, when a total of 1,600,000 shares of Wizbang Technologies Inc. common stock were sold from treasury at a price of $0.0375 per share.

Upon  effectiveness of the registration statement that includes this prospectus,
1.6 million of Wizbang Technologies Inc.'s 10.1 million outstanding shares will be eligible for sale.

To date Wizbang Technologies Inc. has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Wizbang Technologies Inc.'s future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.


                             SELECTED FINANCIAL DATA


The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from September 22, 2000, (inception) to the six months ended, and the balance sheet data at March 31, 2001, are derived from Wizbang Technologies Inc.'s audited financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.

                                            Inception to
                                           March 31, 2001
                                           ---------------
STATEMENT OF OPERATIONS DATA:
Net sales                                  $           Nil
                                           ===============

Loss from continuing operations            $        17,026
                                           ===============

Loss per share from continuing operations  $           Nil
                                           ===============


                                                As of
                                            March 31, 2001
BALANCE SHEET DATA:
Total assets                               $        67,474
                                           ===============

Total liabilities                          $         1,000
                                           ===============

Wizbang Technologies Inc. is in its early developmental and promotional stages. To date, Wizbang Technologies Inc.'s only activities have been organizational, directed at acquiring its principal asset, raising its initial capital and developing its business plan. Wizbang Technologies Inc. has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Wizbang Technologies Inc. expects when it begins operations. See "Risk Factors," "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                                       OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS  OF  OPERATIONS

During the period from September 22, 2000, (inception) through the six months ended March 31, 2001, Wizbang Technologies Inc. has engaged in no significant operations other than organizational activities, acquisition of the rights to market the Reach Technologies Inc. licensed product line and preparation for registration of its securities under the Securities Act of 1933. No revenues were received by Wizbang Technologies Inc. during this period. Wizbang Technologies Inc. anticipates generating revenue around June 2002.

For the current fiscal year, Wizbang Technologies Inc. anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Wizbang Technologies Inc. expects that expenses such as state annual report fees, qualifications to do business and the like, including related attorney fees, will not exceed $5,000. The costs associated with filing this registration statement, and Wizbang Technologies Inc.'s expenses associated with applying for Wizbang Technologies Inc.'s shares to trade on the NASD over-the-counter bulletin board are not expected to exceed $15,000 and will be expensed. The extent of these costs will depend primarily on the states in which a market maker would want Wizbang Technologies Inc.'s shares to be qualified. With respect to costs of implementing its business plan, it is difficult to estimate Wizbang Technologies Inc.'s cost of a market analysis. Although Wizbang Technologies Inc. may generate revenues before these procedures are completed, it may continue to operate at a loss thereafter, depending upon the performance of the business. Wizbang Technologies Inc. anticipates that expenditures from March 31, 2001 of the company to March 31, 2002 will be approximately to $46,000. After paying accounts payable of $1,000 Wizbang Technologies Inc. will have $52,474 to cover the above noted anticipated expenditures of $46,000. Sales staff will be commission based and will therefore be paid out of sales proceeds. Wizbang Technologies Inc. therefore anticipates having the resources to support is operations during the next 12 months.

LIQUIDITY  AND  CAPITAL  RESOURCES

Wizbang Technologies Inc. remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Wizbang Technologies Inc.'s balance sheet as of March 31, 2001, reflects total assets of $67,474 in the form of cash and the license agreement with Reach Technologies Inc.

Wizbang Technologies Inc. expects to carry out its plan of business discussed above. In addition, Wizbang Technologies Inc. may engage in a combination with another business. Wizbang Technologies Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Wizbang Technologies Inc. may eventually combine. Wizbang Technologies Inc. has not engaged in discussions concerning potential business combinations and there currently are no business acquisitions that are probable.

Wizbang Technologies Inc. anticipates that cash on hand will meet 6 month short-term cash requirements. The following table illustrates how Wizbang Technologies Inc. has budgeted its cash on hand over the short-term:

    -  Printing and engraving expenses           $ 5,000
    -  Attorneys' fees and expenses               10,000
    -  Accountants' fees and expenses              2,000
    -  Market research                            20,000
    -  Transfer agent's fees and expenses            500
    -  Accounts payable and accrued liabilities    1,000
    -  Working capital                            14,974
                                                --------
       Total cash on hand                        $53,474
                                                --------

Wizbang Technologies Inc. will not expand its operations until sales have occurred and management feels that budgeted sales can support expansion. Wizbang Technologies Inc. therefore has no specific long-term capital requirements other than those that vary with sales. These future costs of sales including product costs and commissions are payable after the time that Wizbang Technologies Inc. expects to be paid by its customer. Wizbang Technologies Inc. therefore plans to generate sufficient cash flow from sales to meet its long-term requirements. Although existing cash and cash flow from sales is expected to fulfill future capital needs, if sales in the long term are insufficient, Wizbang Technologies Inc. may need additional capital to carry out its business plan or to engage in a business combination. In the event that Wizbang Technologies Inc. requires more capital, no commitments to provide additional funds have been made by management or other shareholders. Accordingly, additional funds may not be available on terms acceptable to Wizbang Technologies Inc.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On June 1, 2001 Wizbang Technologies Inc. dismissed its independent auditors from James Stafford Chartered Accountants who served as its independent auditor since its inception and engaged Manning Elliott Chartered Accountants. Wizbang Technologies Inc. made the change because James Stafford Chartered Accountants had conducted its audit of Wizbang Technologies Inc.'s March 31, 2001 financial statements in accordance with Canadian Generally Accepted Auditing Standards and rendered its opinion on the financial statements prepared in accordance with Canadian Generally Accepted Accounting Principles. Wizbang Technologies Inc. felt that since Manning Elliott Chartered Accountant's partner conducting the audit was also a Certified Public Accountant, that they had the necessary qualifications to conduct an audit in accordance with United States Generally Accepted Auditing Standards and to render an opinion on financial statements prepared in accordance with United States Generally Accepted Accounting Principles. Wizbang Technologies Inc. engaged Manning Elliott Chartered Accountants to conduct a second audit of its March 31, 2001 financial statements in accordance with United States Generally Accepted Auditing Standards and to render an opinion on the financial statements prepared in accordance with United States Generally Accepted Accounting Principles. James Stafford Chartered Accountants issued an unqualified opinion on Wizbang Technologies Inc.'s March 31, 2001 financial statements. The decision to change accountants was recommended and approved by Wizbang Technologies Inc.'s board of directors. Wizbang Technologies Inc. and James Stafford Chartered Accountants have never had a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Wizbang
Technologies Inc. has not had any dispute with Manning Elliott Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of Wizbang Technologies Inc.:

NAME                    AGE    POSITION
-------------------     ---    -----------------------------------------
Mike  Frankenberger     38     President, Secretary, Treasurer, Director

Mr. Frankenberger became a director and officer of Wizbang Technologies Inc.'s in September 2000. In 1987, Mr. Frankenberger graduated from the University of British Columbia with a degree in accounting and management information systems. Mr. Frankenberger qualified as a chartered accountant in 1990. During the past eight years, Mr. Frankenberger has worked with Reach Technologies Inc. as a Director and chief financial officer. While initially working with Reach
Technologies, Inc., Mr. Frankenberger worked for two years as chief financial officer of Axion Internet, an Internet service provider. Mr. Frankenberger also worked for two years as chief financial officer with Starcom Inc., a regional telecommunications company. Mr. Frankenberger devotes approximately 40% of his time to his position in Reach Technologies, Inc., in the areas of finance and adminstration.

The director named above will serve until the first annual meeting of Wizbang Technologies Inc.'s shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors. No employment agreements currently exist or are being contemplated. There is no arrangement or understanding between the directors and officers of Wizbang Technologies Inc. and any other person pursuant to which any director or officer is to be selected as a director or officer.

The directors and officers of Wizbang Technologies Inc. will devote their time to Wizbang Technologies Inc.'s affairs on an "as needed" basis. As a result, the actual amount of time that they will devote to Wizbang Technologies Inc.'s affairs is not consistent and is likely to vary substantially from month to month.

                             EXECUTIVE COMPENSATION

No officer or director has received any remuneration from Wizbang Technologies Inc. Although there is no current plan in existence, it is possible that Wizbang Technologies Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Wizbang Technologies Inc.'s business plan. Wizbang Technologies Inc. has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Wizbang Technologies Inc. has no employment contract or compensatory plan or arrangement with any executive officer of Wizbang
Technologies Inc. The Directors currently do not receive any cash compensation from Wizbang Technologies Inc. for their service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The  following  table  sets  forth,  as  of  March  31,  2001:
- Wizbang Technologies Inc.'s outstanding common stock owned or beneficially owned by each executive officer and director;
- Wizbang Technologies Inc.'s outstanding common stock owned or beneficially owned by each person who owned of record, or was known by Wizbang Technologies Inc. to own beneficially, more than 5% of Wizbang Technologies Inc.'s common stock;
-    The  shareholdings  of  all  executive  officers  and directors as a group.

                                                                             Percentage of
Name                                                          Shares Owned   Outstanding
                                                                             Shares Owned
------------------------------------------------------------  -------------  -------------

Mike Frankenberger, President, Secretary, Treasurer, and         8,500,000          84.2%
Director
Victoria, B.C. Canada
------------------------------------------------------------  -------------  -------------
All Executive Officers & Directors As A Group (1 Individual)      8,500,000          84.2%
------------------------------------------------------------  -------------  -------------

All shares are held of record and each record shareholder has sole voting and investment power. Wizbang Technologies Inc. knows of no one who has the right to acquire beneficial ownership in Wizbang Technologies Inc. common stock. Other than the sale of Wizbang Technologies Inc. stock contemplated by this prospectus, there are no arrangements known to Wizbang Technologies Inc. the operation of which may at a subsequent date result in a change of control of Wizbang Technologies Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below, no director, executive officer or nominee for election as a director of Wizbang Technologies Inc., and no owner of five percent or more of Wizbang Technologies Inc.'s outstanding shares or any member of their immediate family has entered into or proposed any transaction (other than the license agreement itself) in which the amount involved exceeds $60,000. The initial shareholder, Mike Frankenberger, is a one third shareholder in Reach Technologies Inc., the licenser of Wizbang Technologies Inc.'s right to distribute the Reach Technologies Inc. licensed product line. If Wizbang
Technologies  Inc.  succeeds  in  implementing  its  business  plan,  Wizbang
Technologies Inc. will make payments to Reach Technologies Inc. in the future that will exceed $60,000, although the resulting benefits to Mr. Frankenberger may not exceed $60,000.

Mike Frankenberger is the only promoter of Wizbang Technologies Inc. Other than the 8,500,000 shares issued to Mr. Frankenberger in exchange for $16,000 upon inception of Wizbang Technologies Inc., there has been nothing of value (including money, property, contracts, options, or rights of any kind) received or to be received by Mr. Frankenberger, directly or indirectly, from the Wizbang Technologies Inc. Wizbang Technologies Inc. has not received any other assets, services or other consideration as a result. Wizbang Technologies Inc. arbitrarily determined the price of the shares issued to Mr. Frankenberger.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Wizbang Technologies Inc.'s bylaws provide that Wizbang Technologies Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Wizbang Technologies Inc., absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Wizbang Technologies Inc. pursuant to the forgoing provisions, Wizbang Technologies Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                          INDEX TO FINANCIAL STATEMENTS

Wizbang  Technologies  Inc.
(A  Development  Stage  Company)


                THREE MONTHS ENDED JUNE 30, 2001 (UNAUDITED) AND
            SEPTEMBER 22, 2000 (DATE OF INCEPTION) TO MARCH 31, 2001

Balance Sheet . . . . . . . . . . . . . . . . . . . .     F-2

Statement of Operations . . . . . . . . . . . . . . .     F-3

Statement of Stockholders' Equity . . . . . . . . . .     F-4

Statement of Cash Flows . . . . . . . . . . . . . . .     F-5

Notes to the Financial Statements . . . . . . . . . .  F-6 to F-7

            SEPTEMBER 22, 2000 (DATE OF INCEPTION) TO MARCH 31, 2001

Independent Auditor's Report. . . . . . . . . . . . .     F-8

Balance Sheet . . . . . . . . . . . . . . . . . . . .     F-9

Statement of Operations . . . . . . . . . . . . . . .     F-10

Statement of Stockholders' Equity . . . . . . . . . .     F-11

Statement of Cash Flows . . . . . . . . . . . . . . .     F-12

Notes to the Financial Statements . . . . . . . . . .  F-13 to F-14

Wizbang  Technologies,  Inc.
(A  Development  Stage  Company)
Balance  Sheet  (Unaudited)
(expressed  in  U.S.  dollars)


                                                                  June 30,    March 31,
                                                                    2001        2001
                                                                     $            $
                                     ASSETS

Current Assets

  Cash                                                              48,940       53,474
----------------------------------------------------------------------------------------

License (Note 3)
  Cost                                                              16,000       16,000
  Accumulated amortization                                          (3,000)      (2,000)
----------------------------------------------------------------------------------------

                                                                    13,000       14,000
----------------------------------------------------------------------------------------

                                                                    61,940       67,474
========================================================================================

                                  LIABILITIES

Current Liabilities

  Accrued liabilities                                                    -        1,000
----------------------------------------------------------------------------------------

                              STOCKHOLDERS' EQUITY

Stockholders' Equity

Common Stock: 100,000,000 common shares authorized with a
par value of $0.001; 10,100,000 issued and outstanding               1,010        1,010

Additional Paid-in Capital                                          74,990       74,990

Donated Capital (Note 4)                                            11,250        7,500
----------------------------------------------------------------------------------------

                                                                    87,250       83,500
----------------------------------------------------------------------------------------

Preferred Stock: 20,000,000 preferred shares authorized with a
par value of $.0001; none issued                                         -            -
----------------------------------------------------------------------------------------

Deficit Accumulated During the Development Stage                   (25,310)     (17,026)
----------------------------------------------------------------------------------------

                                                                    61,940       66,474
----------------------------------------------------------------------------------------

                                                                    61,940       67,474
========================================================================================

Contingent  Liability  (Note  1)

Prepared  by  Management

    The accompanying notes are an integral part of these financial statements

Wizbang  Technologies,  Inc.
(A  Development  Stage  Company
Statement  of  Operations  (Unaudited)
(expressed  in  U.S.  dollars)



                                                                              Accumulated from
                                      Three Months     September 22, 2000    September 22, 2000
                                          Ended       (Date of Inception)   (Date of Inception)
                                      June 30, 2001    to March 31, 2001      to June 30, 2001
                                            $                  $                     $
Revenue                                          74                     -                    74
------------------------------------------------------------------------------------------------

Expenses

  Amortization of license                     1,000                 2,000                 3,000
  Bank charges and interest                     108                    18                   126
  Consulting                                  3,000                 6,000                 9,000
  Professional fees                           2,500                 7,508                10,008
  Rent                                          750                 1,500                 2,250
------------------------------------------------------------------------------------------------

                                              8,358                17,026                25,384
------------------------------------------------------------------------------------------------

Net Loss for the Period                      (8,284)              (17,026)              (25,310)
================================================================================================

Deficit at beginning of period              (17,026)                    -                     -
------------------------------------------------------------------------------------------------

Deficit at end of period                     (25,310)             (17,026)              (25,310)
================================================================================================

Net Loss Per Share - Basic                    (0.01)                (0.01)
==========================================================================

Weighted Average Shares Outstanding      10,100,000             8,767,000
==========================================================================

Prepared  by  Management

    The accompanying notes are an integral part of these financial statements

Wizbang  Technologies,  Inc.
(A  Development  Stage  Company)
Statement  of  Stockholders''  Equity  (Unaudited)
From September 22, 2000 (Date of Inception) to June 30, 2001
(expressed  in  U.S.  dollars)


                                                                                               Deficit
                                                                                             Accumulated
                                                            Additional                       During the
                                                              Paid-in    Donated             Development
                                         Shares    Amount     Capital    Capital    Total       Stage
                                           #          $          $          $         $           $
Balance - September 22, 2000
(Date of Inception)                             -        -            -                  -             -

  Stock issued on September 22,
  2000 for cash at $0.00188 per
  share                                 8,500,000      850       15,150             16,000             -

  Stock issued on March 31, 2001
  for cash at $0.0375 per share         1,600,000      160       59,840             60,000             -

  Value of rent donated by a related
  party                                         -        -            -     1,500    1,500             -

  Value of services donated by a
  related party                                 -        -            -     6,000    6,000             -

Net loss for the period                         -        -            -         -        -       (17,026)
---------------------------------------------------------------------------------------------------------
Balance - March 31, 2001               10,100,000    1,010       74,990     7,500   83,500       (17,026)
---------------------------------------------------------------------------------------------------------

  Value of rent donated by a related
  party                                         -        -            -       750      750             -

  Value of services donated by a
  related party                                 -        -            -     3,000    3,000             -

Net loss for the period                         -        -            -         -        -        (8,284)
---------------------------------------------------------------------------------------------------------
Balance - June 30, 2001                10,100,000    1,010       74,990    11,250   87,250       (25,310)
=========================================================================================================

Prepared  by  Management

    The accompanying notes are an integral part of these financial statements

Wizbang  Technologies,  Inc.
(A  Development  Stage  Company
Statement  of  Cash  Flows  (Unaudited)
(expressed  in  U.S.  dollars)


                                                                                Accumulated from
                                        Three Months     September 22, 2000    September 22, 2000
                                            Ended       (Date of Inception)   (Date of Inception)
                                        June 30, 2001    to March 31, 2001      to June 30, 2001
                                              $                  $                     $
Cash Flows To Operating Activities

  Net loss                                     (8,284)              (17,026)              (25,310)

  Non-cash item
    Amortization                                1,000                 2,000                 3,000
    Donated consulting services                 3,000                 6,000                 9,000
    Donated rent                                  750                 1,500                 2,250

  Adjustment to reconcile net loss to
  cash
    Accrued liabilities                        (1,000)                1,000                     -
--------------------------------------------------------------------------------------------------

Net Cash Used In Operating Activities          (4,534)               (6,526)               (6,526)
--------------------------------------------------------------------------------------------------

Cash Flows From Financing Activities
  Common shares issued                              -                76,000                76,000
--------------------------------------------------------------------------------------------------

Net Cash Provided By Financing
Activities                                          -                76,000                76,000
--------------------------------------------------------------------------------------------------

Cash Flows To Investing Activities
  License purchased                                 -               (16,000)              (16,000)
--------------------------------------------------------------------------------------------------

Cash Flows To Investing Activities                  -               (16,000)              (16,000)
--------------------------------------------------------------------------------------------------

Net Increase in Cash                                                 53,474                48,940

Cash - Beginning of Period                     53,474                     -                     -
--------------------------------------------------------------------------------------------------

Cash - End of Period                           48,940                53,474                48,940
==================================================================================================

Non-Cash Financing Activities                       -                     -                     -
==================================================================================================
Supplemental Disclosures
  Interest paid                                     -                     -                     -
  Income taxes paid                                 -                     -                     -
==================================================================================================

Prepared  by  Management


    The accompanying notes are an integral part of these financial statements

Wizbang  Technologies,  Inc.
(A  Development  Stage  Company
Notes to the Financial Statements (Unaudited)
(expressed  in  U.S.  dollars)
June  30,  2001

1.   Development  Stage  Company

     The Company was incorporated in the state of Washington on September 22, 2000. On September 22, 2000 the Company entered into a licensing agreement with Reach Technologies, Inc., a Canadian Corporation. The agreement allows the Company to sell a Digital Data Recorder product line in the north central United States.

     The Company's principal business plan is to seek immediate earnings by exploiting the license agreement with Reach Technologies, Inc. The Company plans to conduct market analysis, hire sales staff and begin marketing the Digital Data Recorder product line.

     The Company is in the development stage. In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.


2.   Summary  of  Significant  Accounting  Principles

     a)   Use  of  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b)   Basic  Earnings  (Loss)  Per  Share

          Basic earnings (loss) per share have been calculated in conformity with Financial Accounting Standards Board Statement No. 128 ""Earnings per Share"". The Company has a simple capital structure without potential common shares. Basic earnings (loss) per share is calculated on the weighted average number of common shares outstanding each year.

     c)   License

          The cost to acquire a license was capitalized. The costs will be amortized on a straight-line basis over four years.

          The carrying value of the License is evaluated in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment. Where an impairment loss has been determined the carrying amount is written-down to fair market value. Fair market value is determined as the amount at which the license could be sold in a current transaction between willing parties.

     d)   Cash  and  Cash  Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Wizbang  Technologies,  Inc.
(A  Development  Stage  Company
Notes to the Financial Statements (Unaudited)
(expressed  in  U.S.  dollars)
June  30,  2001

2.   Summary  of  Significant  Accounting  Principles  (continued)

     e)   Revenue

          Revenue from sales of the Digital Data Recorders will be recognized when goods have been shipped and collectibility is reasonably certain.

     f)   Income  Taxes

          The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109 (SFAS 109), Accounting for Income Taxes.

          Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating loss carry forwards. Potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating loss carry forwards in future years.

          The Company has a tax loss of $7,500 to offset future years taxable income expiring in fiscal 2016.

          The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

                                                  2001
                                                     $
          Net Operating Losses                   7,500
          Statutory Tax Rate                       34%
          Effective Tax Rate                         -
          Deferred Tax Asset                     2,550
          Valuation Allowance                  (2,550)
          --------------------------------------------

          Net Deferred Tax Asset                     -
          ============================================


3.   License

     The Company acquired the right to market and sell a Digital Data Recorder product line (the ""License"") in the states North Dakota, South Dakota, Nebraska, Kansas, Montana, Wyoming, and Colorado. The licensed product consists of 0 to 40 Megabit per second Bit Error Rate Testers that are configured for laboratory and onsite use. Models consist of laboratory, rack mount and portable versions. The licensor maintains the right to set the pricing of the licensed products. The license was acquired on September 22, 2000 and has a four year term. The license was purchased by the Company for $16,000 cash from Reach Technologies, Inc., which is one-third owned by the President of the Company and two-thirds owned by arms-length parties. The $16,000 cash payment was negotiated at arms-length and is below the cost amount of the license to Reach.


4.   Related  Party  Transactions

     The President of the Company has donated services valued at $1,000 per month and rent valued at $250 per month. These amounts have been charged to operations and classified as ""donated capital"" in shareholders'' equity.

                                [GRAPHIC OMITTED]
MANNING ELLIOTT                         |        11th floor, 1050 Pender Street,
                                        |          Vancouver, BC, Canada V6E 3S7
                                        |
                                        |    Tel: 604.714.3600 Fax: 604.714.3669
CHARTERED ACCOUNTANTS                   |                 Web: manningelliot.com
--------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Wizbang Technologies, Inc.
(A Development Stage Company)


We have audited the accompanying balance sheet of Wizbang Technologies, Inc. (A Development Stage Company) as of March 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from September 22, 2000 (Date of Inception) March 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Wizbang Technologies, Inc. (A Development Stage Company), as of March 31, 2001, and the results of its operations and its cash flows for the period from September 22, 2000 (Date of Inception) March 31, 2001, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Manning Elliot


CHARTERED ACCOUNTANTS
Vancouver, Canada

Wizbang Technologies, Inc.
(A Development Stage Company)
Balance Sheet
(expressed in U.S. dollars)

                                                                               March 31,
                                                                                    2001
                                                                                       $
                                       ASSETS

Current Assets

Cash                                                                              53,474
-----------------------------------------------------------------------------------------

License (Note 3)
Cost                                                                              16,000
Accumulated amortization                                                          (2,000)
-----------------------------------------------------------------------------------------

                                                                                  14,000
-----------------------------------------------------------------------------------------

                                                                                  67,474
=========================================================================================

                                     LIABILITIES

Current Liabilities

Accrued liabilities                                                                1,000
-----------------------------------------------------------------------------------------

                                 STOCKHOLDERS' EQUITY

Stockholders' Equity

Common Stock: 100,000,000 common shares authorized with a par value of
0.001; 10,100,000 issued and outstanding                                           1,010
Additional Paid-in Capital                                                        74,990

Donated Capital (Note 4)                                                           7,500
-----------------------------------------------------------------------------------------

                                                                                  83,500
-----------------------------------------------------------------------------------------

Preferred Stock: 20,000,000 preferred shares authorized with a par value of
 .0001; none issued                                                                     -
-----------------------------------------------------------------------------------------

Deficit Accumulated During the Development Stage                                 (17,026)
-----------------------------------------------------------------------------------------

                                                                                  66,474
-----------------------------------------------------------------------------------------

                                                                                  67,474
=========================================================================================

Contingent Liability (Note 1)

    The accompanying notes are an integral part of these financial statements.

Wizbang Technologies, Inc.
(A Development Stage Company
Statement of Operations
(expressed in U.S. dollars)

                                        Accumulated from
                                      September 22, 2000
                                     (Date of Inception)
                                       to March 31, 2001
                                                       $

Revenue                                               -
--------------------------------------------------------

Expenses
  Amortization of license                         2,000
  Bank charges and interest                          18
  Consulting                                      6,000
  Professional fees                               7,508
  Rent                                            1,500
--------------------------------------------------------

                                                 17,026
--------------------------------------------------------

Net Loss for the Period                         (17,026)
========================================================

Net Loss Per Share - Basic                       (0.002)
========================================================


Weighted Average Shares Outstanding           8,767,000
========================================================

   The accompanying notes are an integral part of these financial statements.

Wizbang  Technologies,  Inc.
(A  Development  Stage  Company)
Statement  of  Stockholders'  Equity
From September 22, 2000 (Date of Inception) to March 31, 2001
(expressed  in  U.S.  dollars)

                                                                                               Deficit
                                                                                           Accumulated
                                                           Additional                       During the
                                                              Paid-in   Donated            Development
                                         Shares   Amount      Capital   Capital    Total         Stage
                                              #        $            $         $        $             $
Balance - September 22, 2000
(Date of Inception)                           -        -            -                  -             -

  Stock issued on September 22,
  2000 for cash at $0.00188 per
  share                               8,500,000      850       15,150             16,000             -

  Stock issued on March 3, 2001
  for cash at $0.0375 per share       1,600,000      160       59,840             60,000             -

  Value of rent donated by a related
  party                                       -        -            -     1,500    1,500             -

  Value of services donated by a
  related party                               -        -            -     6,000    6,000             -

Net loss for the period                       -        -            -         -        -       (17,026)
-------------------------------------------------------------------------------------------------------
Balance - March 31, 2001             10,100,000    1,010       74,990     7,500   83,500       (17,026)
=======================================================================================================

   The accompanying notes are an integral part of these financial statements.

Wizbang  Technologies,  Inc.
(A  Development  Stage  Company
Statement  of  Cash  Flows
(expressed  in  U.S.  dollars)

                                               Accumulated from
                                             September 22, 2000
                                            (Date of Inception)
                                              to March 31, 2001
                                                              $
Cash Flows To Operating Activities

  Net loss                                              (17,026)

  Non-cash items
    Amortization                                          2,000
    Donated consulting services                           6,000
    Donated rent                                          1,500

  Adjustment to reconcile net loss to cash
    Accrued liabilities                                   1,000
----------------------------------------------------------------
Net Cash Used In Operating Activities                    (6,526)
----------------------------------------------------------------

Cash Flows From Financing Activities

  Common shares issued                                   76,000
----------------------------------------------------------------
Net Cash Provided By Financing Activities                76,000
----------------------------------------------------------------
Cash Flows To Investing Activities

  License purchased                                     (16,000)
----------------------------------------------------------------
Cash Flows To Investing Activities                      (16,000)
----------------------------------------------------------------
Net Increase in Cash                                     53,474

Cash - Beginning of Period                                    -
----------------------------------------------------------------

Cash - End of Period                                     53,474
================================================================

Non-Cash Financing Activities                                 -
================================================================
Supplemental Disclosures

  Interest paid                                               -
  Income taxes paid                                           -
================================================================

   The accompanying notes are an integral part of these financial statements.

WIZBANG  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
March  31,  2001
================================================================================

1.   Development  Stage  Company

     The Company was incorporated in the state of Washington on September 22, 2000. On September 22, 2000 the Company entered into a licensing agreement with Reach Technologies, Inc., a Canadian Corporation. The agreement allows the Company to sell a Digital Data Recorder product line in the north central United States.

     The Company's principal business plan is to seek immediate earnings by exploiting the license agreement with Reach Technologies, Inc. The Company plans to conduct market analysis, hire sales staff and begin marketing the Digital Data Recorder product line.

     The Company is in the development stage. In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.


2.   Summary  of  Significant  Accounting  Principles

     a)   Use  of  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b)   Basic  Earnings  (Loss)  Per  Share

          Basic earnings (loss) per share have been calculated in conformity with Financial Accounting Standards Board Statement No. 128 "Earnings per Share". The Company has a simple capital structure with no potential common shares. Basic earnings (loss) per share is calculated weighted on the average number of common shares outstanding each year.

     c)   License

          The cost to acquire a license was capitalized. The costs will be amortized on a straight-line basis over four years.

          The carrying value of the License is evaluated in each reporting period to determine if there were events or circumstances which would indicate a possible inability to recover the carrying amount. Such evaluation is based on various analyses including assessing the Company's ability to bring the commercial applications to market, related profitability projections and undiscounted cash flows relating to each application which necessarily involves significant management judgment. Where an impairment loss has been determined the carrying amount is written-down to fair market value. Fair market value is determined as the amount at which the license could be sold in a current transaction between willing parties.

     d)   Cash  and  Cash  Equivalents

WIZBANG  TECHNOLOGIES,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)
Notes  to  Financial  Statements
(Expressed  in  U.S.  dollars)
March  31,  2001
================================================================================

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     e)   Revenue

          Revenue from sales of the Digital Data Recorders will be recognized when goods have been shipped and collectibility is reasonably certain.

     f)   Income  Taxes

          The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109 (SFAS 109), Accounting for Income Taxes.

          Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating loss carry forwards. Potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating loss carry forwards in future years.

          The Company has a tax loss of $7,500 to offset future years taxable income expiring in fiscal 2016.

          The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

                                                    2001
                                                       $
          Net  Operating  Losses                   7,500
          Statutory  Tax  Rate                        34%
          Effective  Tax  Rate                         -
          Deferred  Tax  Asset                     2,550
          Valuation  Allowance                    (2,550)
          -----------------------------------------------
          Net  Deferred  Tax  Asset                    -
          ===============================================

3.   License

     The Company acquired the right to market and sell a Digital Data Recorder product line (the "License") in the states North Dakota, South Dakota, Nebraska, Kansas, Montana, Wyoming, and Colorado. The licensed product consists of 0 to 40 Megabit per second Bit Error Rate Testers that are configured for laboratory and onsite use. Models consist of laboratory, rack mount and portable versions. The licensor maintains the right to set the pricing of the licensed products. The License was acquired on September 22, 2000 and has a four year term. The license was purchased by the Company for $16,000 cash from Reach Technologies, Inc., which is one-third owned by the President of the Company. The $16,000 cash payment was negotiated at arms-length and is below the cost amount of the license to Reach Technologies Inc.


4.   Related  Party  Transactions

     The President of the Company has donated services valued at $1,000 per month and rent valued at $250 per month. These amounts have been charged to operations and classified as "donated capital" in shareholders' equity.

                                   PROSPECTUS
                                 AUGUST 16, 2001





                            WIZBANG TECHNOLOGIES INC.




                      SUITE 679    185 -911 YATES STREET
                   VICTORIA, BRITISH COLUMBIA V8V 4Y9, CANADA
                                 (250) 519-0553

                        1,600,000 Shares of Common Stock
                       to be sold by current shareholders



Wizbang Technologies Inc. has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Wizbang Technologies Inc. have not changed since the date hereof.


Until November 14, 2001 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  13.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

The securities are being registered for the account of selling shareholders. All of the following expenses will be borne by Wizbang Technologies Inc. The amounts set forth are estimates except for the SEC registration fee:

SEC registration fee                                $    15
Printing and engraving expenses                       5,000
Attorneys' fees and expenses                         20,000
Accountants' fees and expenses                        2,000
Transfer agent's and registrar's fees and expenses      500
Miscellaneous                                           985
                                                    -------
Total                                               $28,000
                                                    -------

ITEM  14.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Pursuant to Washington State law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith; and he or she reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in its best interests; in cases not involving his or her official capacity, his or her conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. A corporation is prohibited from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

The articles of Wizbang Technologies Inc., filed as Exhibit 3.1, provide that Wizbang Technologies Inc. will indemnify its directors to the full extent permitted under Washington state law. The bylaws of Wizbang Technologies Inc., filed as Exhibit 3.2, provide that Wizbang Technologies Inc. will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.


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
ITEM  15.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

Set forth below is information regarding the issuance and sales of Wizbang Technologies Inc.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     a. On September 22, 2000, Wizbang Technologies Inc. issued a total of 8,500,000 shares of common stock to Mike Frankenberger. The issuance of the common stock was exempt from registration under Regulation S. Mike Frankenberger was not a resident or citizen of the U.S. at the time it received the offer to purchase and at the closing of the purchase of the stock, and did not acquire the stock for the account or benefit of any U.S. person. Mike Frankenberger agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The stock contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. Wizbang Technologies Inc. will refuse to register any transfer of the Stock not made in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The issuance of the shares was also exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Frankenberger's status as the founder and initial management of Wizbang Technologies Inc. and his status as an accredited investor.

     b. On March 3, 2001 Wizbang Technologies Inc. issued a total of 1,600,000 shares of common stock to four foreign corporations. The issuance of the common stock was exempt from registration under Regulation S. Each entity was a foreign corporation at the time it received the offer to purchase and at the closing of the purchase of the stock, and did not acquire the stock for the account or benefit of any U.S. person. Each corporation agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The stock contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. Wizbang Technologies Inc. will refuse to register any transfer of the Stock not made in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration.


Item  16(a).  Exhibits.


Exhibit
Number      Name                                          Page
3.1*        Articles of Incorporation
3.2*        Bylaws
4.1*        Specimen Share of Common Stock
5.1*        Opinion re: Legality
10.1*       License Agreement

10.2*       Subscription Agreement and Investment
            Letter re: Bolina Investments Limited
10.3*       Subscription Agreement and Investment
            Letter re: Decuma Corporation
10.4*       Subscription Agreement and Investment
            Letter re: Clavie Corporation
10.5*       Subscription Agreement and Investment
            Letter re: OPUS 1 Corporation
16.1        Letter on Change in Certifying Accountant
23.1        Consent of Independent Auditors.
23.2*       Consent of Counsel (see Exhibit 5.1)


* Previously Filed


ITEM  16(B).  FINANCIAL  STATEMENT  SCHEDULES.

As  of  March  31,  2001,  Wizbang  Technologies  Inc.:
-     has  no  valuation  or  qualifying  accounts
- does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein
-     has  no  subsidiaries
-     has  no  investments  in  mortgage  loans  on  real  estate.

ITEM  17.  UNDERTAKINGS.

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


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
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, Province of British Columbia, CANADA, on August 16, 2001.

                                   WIZBANG  TECHNOLOGIES  INC.


                                   /s/  Mike  Frankenberger
                                   ------------------------
                                   By  Mike  Frankenberger
                                   Its  President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  Mike Frankenberger     President, Secretary, Treasurer, and Director
------------------------
Mike  Frankenberger         August 16, 2001


/s/  Mike Frankenberger     Principal Accounting Officer
------------------------
Mike  Frankenberger         August 16, 2001



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